Exhibit 99.1
P R E S S   R E L E A S E

Splunk Inc. Announces Fiscal Third Quarter 2017 Financial Results
Total Revenues Grew 40%; Increases Full-Year Outlook

SAN FRANCISCO - November 29, 2016 - Splunk Inc. (NASDAQ: SPLK), provider of the leading software platform for real-time Operational Intelligence, today announced results for its fiscal third quarter ended October 31, 2016.

Third Quarter 2017 Financial Highlights

•	Total revenues were $245 million, up 40% year-over-year.

•	License revenues were $140 million, up 34% year-over-year.

•	GAAP operating loss was $91.0 million; GAAP operating margin was negative 37.2%.

•	Non-GAAP operating income was $16.7 million; non-GAAP operating margin was 6.8%.

•	GAAP loss per share was $0.69; non-GAAP earnings per share was $0.12.

•	Operating cash flow was $45.3 million with free cash flow of $32.3 million.

“Our market opportunity is tremendous,” said Doug Merritt, President and CEO. “Splunk provides the market leading platform that powers Operational Intelligence to enable customers to cost effectively get value from machine data. We want to make it easier to collect and analyze even larger volumes and varieties of data to help our customers gain more insights and value from Splunk solutions. Our passionate customers and their innovations with the Splunk platform are at the core of our success.”

Third Quarter 2017 and Recent Business Highlights:

Customers:

•	Signed nearly 500 new enterprise customers.

•
New and Expansion Customers Include: BMW (Germany), Cequint, Dow Jones, Educational Testing Services, Emirates Airlines, Exostar, Florida State University, Garanti Bank (Turkey), Monash University (Australia), Progressive Insurance, Rackspace, State of Maine, University Health System, University of Illinois, University of Miami, U.S. Department of Homeland Security, U.S. Department of State, Yahoo Japan and Zendesk.

Products:

•
Announced the newest versions of Splunk solutions leverage machine learning to empower IT, security and business teams to make better data decisions and maximize the value machine data can deliver to organizations.

•	Announced the general availability (GA) of the new versions of Splunk Cloud and Splunk Enterprise to expand the Splunk platform with machine learning and simplified data analysis.

•	Announced the GA of Splunk IT Service Intelligence 2.5 (ITSI) to simplify service operations with machine learning and deliver business and service context to help prioritize incident investigation.

•
Announced the GA of Splunk Enterprise Security 4.5 (ES), which includes Adaptive Response to extend the security architecture beyond legacy preventative technologies and expand its visual analytics capabilities with Glass Tables.

•	Announced the GA of Splunk User Behavior Analytics 3.0 (UBA) to provide customers with the ability to update detection footprint with zero downtime and without hassle.

•
Introduced the Talk to Splunk with Amazon Alexa App, enabling Splunk instances to interface with Amazon Alexa by way of a custom Alexa skill and thereby provisioning a Natural Language interface for Splunk.

•	Released Splunk AppInspect, the first static and dynamic analysis tool for Splunk apps, making it possible for developers to get their work done faster, with fewer errors and less debugging.

Corporate:

•
Unveiled Splunk Pledge, a new philanthropic program through the Splunk4Good initiative, which commits to donate a minimum of $100 million in software licenses, training, support, education and volunteerism over a 10-year period to nonprofit organizations and educational institutions in order to support academic research and generate social impact.

•	Announced investments in two companies - Acalvio and Insight Engines - to further drive innovation and extend the power and reach of the Splunk platform.

Strategic and Channel Partners:

Splunk Inc. | www.splunk.com

•
Announced the expansion of the Splunk-led Adaptive Response Initiative to strengthen enterprise security, with 11 new members including Acalvio, Anomali, Cisco, CrowdStrike, DomainTools, ForeScout, Okta, Proofpoint, Qualys, Recorded Future and Symantec.

•	Cisco and Splunk joined forces at .conf2016 to highlight the companies’ eight-year partnership, together delivering integrated solutions for thousands of organizations around the globe.

•	Highlighted the strong partnership between Amazon Web Services (AWS) and Splunk at .conf2016, focused on driving customer success in the cloud.

•
Ansible by Red Hat introduced the Ansible Tower App for Splunk, a new app developed to ingest all data associated with Ansible deployments, inventories and jobs and deliver this visibility to teams involved in app delivery.

Recognition:

•
Splunk received three Cisco® Partner Summit awards - one Global award and two country awards in the U.S. Splunk was recognized as Global ISV Partner of the Year, as well as a U.S. (West) Outstanding Solutions Partner and U.S. Public Sector ISV and Consultant Partner of the Year.

•	Splunk was named by Glassdoor as one of the top-rated public cloud company employers.

•	Splunk Cloud was named the 2016 Best Big Data Analytics Solution in the fourth Cloud & DevOps World Awards, which honor excellence and innovation in cloud computing.

•	Splunk was named to Database Trends and Applications’ annual Big Data 50 awards.

•	Splunk was ranked 18th on the San Francisco Business Times’ list of the 75 Largest Software Companies in the Greater Bay Area.

Events:

•
Hosted .conf2016, the 7th annual Splunk Worldwide Users’ Conference in Orlando, drawing more than 4,500 Splunk enthusiasts, partners and experts in machine learning, data analytics, security, IT operations, cloud, DevOps, SaaS, business analytics, Internet of Things and more.

•	Hosted SplunkLive! events in cities worldwide, including Auckland, Santa Clara, Denver, Nashville, Shanghai and Stockholm. Presentations can be found on the SplunkLive! website.

Appointments:

•	Appointed Brian Goldfarb as Chief Marketing Officer.

•	Appointed Richard Campione as Chief Product Officer.

Financial Outlook
The company is providing the following guidance for its fiscal fourth quarter 2017 (ending January 31, 2017):

•	Total revenues are expected to be between $286 and $288 million.

•	Non-GAAP operating margin is expected to be between 8% and 9%.

The company is updating its previous guidance for its fiscal year 2017 (ending January 31, 2017):

•	Total revenues are expected to be between $930 and $932 million (was between $910 and $914 million per prior guidance provided on August 25, 2016).

•	Non-GAAP operating margin is expected to be between 5% and 6% (was approximately 5% per prior guidance provided on August 25, 2016).

All forward-looking non-GAAP financial measures contained in this section “Financial Outlook” exclude estimates for stock-based compensation expenses, employer payroll tax expense related to employee stock plans, amortization of acquired intangible assets, acquisition-related costs and adjustments related to a financing lease obligation.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, many of these costs and expenses that may be incurred in the future. For example, stock-based compensation expense is impacted by a number of factors, such as Splunk’s future hiring and retention, as well as the future fair market value of Splunk’s common stock, all of which are difficult to predict and subject to constant change. The company has provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for its fiscal third quarter 2017 non-GAAP results included in this press release. The exclusion of these costs and expenses will have a significant impact on Splunk’s non-GAAP operating margin.

Conference Call and Webcast
Splunk’s executive management team will host a conference call today beginning at 1:30 p.m. PT (4:30 p.m. ET) to discuss the company’s financial results and business highlights. Interested parties may access the call by dialing (866) 501-1535.

Splunk Inc. | www.splunk.com

International parties may access the call by dialing (216) 672-5582. A live audio webcast of the conference call will be available through Splunk’s Investor Relations website at http://investors.splunk.com/events.cfm. A replay of the call will be available through December 6, 2016 by dialing (855) 859-2056 and referencing Conference ID: 4131068.

Safe Harbor Statement
This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding Splunk’s revenue and non-GAAP operating margin targets for the company’s fiscal fourth quarter and fiscal year 2017 in the paragraphs under “Financial Outlook” above and other statements regarding customer demand and return on investment, market opportunity, the rate of customer adoption and growth strategies. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: Splunk’s limited operating history and experience developing and introducing new products, including its cloud offerings; risks associated with Splunk’s rapid growth, Splunk’s limited experience with respect to predicting future customer demand and customer acceptance of the company’s products and services, in and outside of the United States; Splunk’s ability to rapidly and successfully integrate new employees into its workforce, particularly sales personnel; Splunk’s inability to realize value from its significant investments in its business, including product and service innovations; Splunk’s transition to a multi-product software and services business; Splunk’s inability to successfully integrate acquired businesses and technologies; and general market, political, economic and business conditions.

Additional information on potential factors that could affect Splunk’s financial results is included in the company’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2016, which is on file with the U.S. Securities and Exchange Commission. Splunk does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Splunk Inc.
Splunk Inc. (NASDAQ: SPLK) is the market-leading platform that powers Operational Intelligence. We pioneer innovative, disruptive solutions that make machine data accessible, usable and valuable to everyone. More than 12,000 customers in over 110 countries use Splunk software and cloud services to make business, government and education more efficient, secure and profitable. Join hundreds of thousands of passionate users by trying Splunk solutions for free: http://www.splunk.com/free-trials.

Social Media: Twitter | LinkedIn | YouTube | Facebook

Splunk, Splunk>, Listen to Your Data, The Engine for Machine Data, Hunk, Splunk Cloud, Splunk Light and SPL are trademarks and registered trademarks of Splunk Inc. in the United States and other countries. All other brand names, product names, or trademarks belong to their respective owners. © 2016 Splunk Inc. All rights reserved.

For more information, please contact:

Sherry Lowe
Splunk Inc.
415-852-5529
slowe@splunk.com

Investor Contact
Ken Tinsley
Splunk Inc.
415-848-8476
ktinsley@splunk.com

Splunk Inc. | www.splunk.com

 SPLUNK INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 31,	October 31,	October 31,	October 31,
	2016	2015	2016	2015
Revenues
License	$139,725	$104,164	$356,412	$263,996
Maintenance and services	105,064	70,256	287,082	184,415
Total revenues	244,789	174,420	643,494	448,411
Cost of revenues
License	2,883	3,136	8,713	6,110
Maintenance and services	45,791	27,455	124,077	72,606
Total cost of revenues	48,674	30,591	132,790	78,716
Gross profit	196,115	143,829	510,704	369,695
Operating expenses
Research and development	85,659	56,186	220,254	149,192
Sales and marketing	167,330	130,131	462,709	343,906
General and administrative	34,079	29,857	100,464	85,489
Total operating expenses	287,068	216,174	783,427	578,587
Operating loss	(90,953)	(72,345)	(272,723)	(208,892)
Interest and other income (expense), net
Interest income (expense), net	(823)	377	(2,023)	1,162
Other income (expense), net	(348)	(271)	(2,536)	(477)
Total interest and other income (expense), net	(1,171)	106	(4,559)	685
Loss before income taxes	(92,124)	(72,239)	(277,282)	(208,207)
Income tax provision (benefit)	1,367	735	3,702	(8,758)
Net loss	$(93,491)	$(72,974)	$(280,984)	$(199,449)

Basic and diluted net loss per share	$(0.69)	$(0.57)	$(2.11)	$(1.58)

Weighted-average shares used in computing basic and diluted net loss per share	134,677	128,368	133,273	126,534

Splunk Inc. | www.splunk.com

SPLUNK INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	October 31, 2016	January 31, 2016
Assets
Current assets
Cash and cash equivalents	$365,593	$424,541
Investments, current portion	661,406	584,498
Accounts receivable, net	172,489	181,665
Prepaid expenses and other current assets	29,743	26,565
Total current assets	1,229,231	1,217,269
Investments, non-current	5,000	1,500
Property and equipment, net	159,823	134,995
Intangible assets, net	40,423	49,482
Goodwill	124,642	123,318
Other assets	15,845	10,275
Total assets	$1,574,964	$1,536,839
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$6,395	$4,868
Accrued payroll and compensation	83,360	95,898
Accrued expenses and other liabilities	78,873	49,879
Deferred revenue, current portion	385,519	347,121
Total current liabilities	554,147	497,766
Deferred revenue, non-current	113,636	102,382
Other liabilities, non-current	93,010	77,277
Total non-current liabilities	206,646	179,659
Total liabilities	760,793	677,425
Stockholders’ equity
Common stock	136	132
Accumulated other comprehensive loss	(3,010)	(3,770)
Additional paid-in capital	1,763,624	1,528,647
Accumulated deficit	(946,579)	(665,595)
Total stockholders’ equity	814,171	859,414
Total liabilities and stockholders’ equity	$1,574,964	$1,536,839

Splunk Inc. | www.splunk.com

SPLUNK INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 31,	October 31,	October 31,	October 31,
	2016	2015	2016	2015
Cash Flows From Operating Activities
Net loss	$(93,491)	$(72,974)	$(280,984)	$(199,449)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	8,279	5,691	22,914	13,467
Amortization of investment premiums	173	327	620	1,049
Stock-based compensation	105,014	74,164	285,247	203,882
Deferred income taxes	78	(111)	(620)	(11,416)
Excess tax benefits from employee stock plans	476	(343)	(551)	(995)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(41,227)	(25,963)	9,176	2,756
Prepaid expenses, other current and non-current assets	(4,951)	3,162	(8,128)	15,630
Accounts payable	1,265	484	1,530	384
Accrued payroll and compensation	18,447	21,039	(12,538)	12,341
Accrued expenses and other liabilities	19,413	3,246	32,992	(3,839)
Deferred revenue	31,796	27,638	49,652	44,803
Net cash provided by operating activities	45,272	36,360	99,310	78,613
Cash Flow From Investing Activities
Purchases of investments	(207,255)	—	(523,783)	(219,195)
Maturities of investments	156,000	152,145	446,275	399,145
Acquisitions, net of cash acquired	—	—	—	(142,693)
Purchases of property and equipment	(12,969)	(15,272)	(27,219)	(24,496)
Other investment activities	—	—	(3,500)	(1,500)
Net cash provided by (used in) investing activities	(64,224)	136,873	(108,227)	11,261
Cash Flow From Financing Activities
Proceeds from the exercise of stock options	1,752	1,960	7,355	12,696
Excess tax benefits from employee stock plans	(476)	343	551	995
Proceeds from employee stock purchase plans	—	—	15,183	10,906
Taxes paid related to net share settlement of equity awards	(26,533)	—	(73,355)	—
Net cash provided by (used in) financing activities	(25,257)	2,303	(50,266)	24,597
Effect of exchange rate changes on cash and cash equivalents	(147)	(45)	235	(95)
Net increase (decrease) in cash and cash equivalents	(44,356)	175,491	(58,948)	114,376
Cash and cash equivalents at beginning of period	409,949	326,200	424,541	387,315
Cash and cash equivalents at end of period	$365,593	$501,691	$365,593	$501,691

Splunk Inc. | www.splunk.com

SPLUNK INC.
Non-GAAP financial measures and reconciliations

To supplement Splunk’s condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Splunk provides investors with certain non-GAAP financial measures, including non-GAAP cost of revenues, non-GAAP gross margin, non-GAAP research and development expense, non-GAAP sales and marketing expense, non-GAAP general and administrative expense, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss) and non-GAAP net income (loss) per share (collectively the “non-GAAP financial measures”). These non-GAAP financial measures exclude all or a combination of the following (as reflected in the following reconciliation tables): stock-based compensation expense, employer payroll tax expense related to employee stock plans, amortization of acquired intangible assets, acquisition-related costs, adjustments related to a financing lease obligation and the partial release of the valuation allowance due to acquisition. The adjustments for the financing lease obligation are to reflect the expense we would have recorded if our build-to-suit lease arrangement had been deemed an operating lease instead of a financing lease and is calculated as the net of actual ground lease expense, depreciation and interest expense over estimated straight-line rent expense. In addition, non-GAAP financial measures include free cash flow, which represents cash from operations less purchases of property and equipment. The presentation of the non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Splunk uses these non-GAAP financial measures for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. Splunk believes that these non-GAAP financial measures provide useful information about Splunk’s operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. In addition, these non-GAAP financial measures facilitate comparisons to competitors’ operating results.

Splunk excludes stock-based compensation expense because it is non-cash in nature and excluding this expense provides meaningful supplemental information regarding Splunk’s operational performance. In particular, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC Topic 718, Splunk believes that providing non-GAAP financial measures that exclude this expense allows investors the ability to make more meaningful comparisons between Splunk’s operating results and those of other companies. Splunk excludes employer payroll tax expense related to employee stock plans in order for investors to see the full effect that excluding that stock-based compensation expense had on Splunk’s operating results. These expenses are tied to the exercise or vesting of underlying equity awards and the price of Splunk’s common stock at the time of vesting or exercise, which may vary from period to period independent of the operating performance of Splunk’s business. Splunk also excludes amortization of acquired intangible assets, acquisition-related costs, the partial release of the valuation allowance due to acquisition and makes adjustments related to a financing lease obligation from its non-GAAP financial measures because these are considered by management to be outside of Splunk’s core operating results. Accordingly, Splunk believes that excluding these expenses provides investors and management with greater visibility to the underlying performance of its business operations, facilitates comparison of its results with other periods and may also facilitate comparison with the results of other companies in its industry. Splunk considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including investing in its business, making strategic acquisitions and strengthening its balance sheet.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by Splunk’s competitors and exclude expenses that may have a material impact upon Splunk’s reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in Splunk’s business and an important part of the compensation provided to Splunk’s employees. The non-GAAP financial measures are meant to supplement and be viewed in conjunction with GAAP financial measures.

The following tables reconcile Splunk’s non-GAAP results to Splunk’s GAAP results included in this press release.

Splunk Inc. | www.splunk.com

SPLUNK INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

Reconciliation of Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended		Nine Months Ended
	October 31,	October 31,	October 31,	October 31,
	2016	2015	2016	2015
Net cash provided by operating activities	$45,272	$36,360	$99,310	$78,613
Less purchases of property and equipment	(12,969)	(15,272)	(27,219)	(24,496)
Free cash flow (Non-GAAP)	$32,303	$21,088	$72,091	$54,117
Net cash provided by (used in) investing activities	$(64,224)	$136,873	$(108,227)	$11,261
Net cash provided by (used in) financing activities	$(25,257)	$2,303	$(50,266)	$24,597

Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended October 31, 2016

	GAAP	Stock-based compensation	Employer payroll tax on employee stock plans	Amortization of acquired intangible assets	Adjustments related to financing lease obligation		Non-GAAP
Cost of revenues	$48,674	$(7,610)	$(130)	$(2,814)	$276		$38,396
Gross margin	80.1%	3.1%	0.1%	1.1%	(0.1)%		84.3%
Research and development	85,659	(45,355)	(534)	(63)	559		40,266
Sales and marketing	167,330	(38,750)	(712)	(110)	1,124		128,882
General and administrative	34,079	(13,299)	(504)	—	236		20,512
Operating income (loss)	(90,953)	105,014	1,880	2,987	(2,195)		16,733
Operating margin	(37.2)%	42.9%	0.8%	1.2%	(0.9)%		6.8%
Net income (loss)	$(93,491)	$105,014	$1,880	$2,987	$(123)	(2)	$16,267
Net income (loss) per share(1)	$(0.69)						$0.12
(1) GAAP net loss per share calculated based on 134,677 weighted-average shares of common stock. Non-GAAP net income per share calculated based on 138,401 diluted weighted-average shares of common stock, which includes 3,724 potentially dilutive shares related to employee stock awards. GAAP to Non-GAAP net income (loss) per share is not reconciled due to the difference in the number of shares used to calculate basic and diluted weighted-average shares of common stock.
(2) Includes $2.1 million of interest expense related to the financing lease obligation.

Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended October 31, 2015

	GAAP	Stock-based compensation	Employer payroll tax on employee stock plans	Amortization of acquired intangible assets	Adjustments related to financing lease obligation	Non-GAAP
Cost of revenues	$30,591	(6,384)	$(145)	$(2,896)	$—	$21,166
Gross margin	82.5%	3.6%	0.1%	1.7%	—%	87.9%
Research and development	56,186	(22,534)	(510)	(86)	—	33,056
Sales and marketing	130,131	(33,247)	(501)	(164)	—	96,219
General and administrative	29,857	(11,999)	(283)	—	(222)	17,353
Operating income (loss)	(72,345)	74,164	1,439	3,146	222	6,626
Operating margin	(41.5)%	42.5%	0.8%	1.9%	0.1%	3.8%
Net income (loss)	$(72,974)	$74,164	$1,439	$3,146	$222	$5,997
Net income (loss) per share(1)	$(0.57)					$0.05
(1) GAAP net loss per share calculated based on 128,368 weighted-average shares of common stock. Non-GAAP net income per share calculated based on 132,675 diluted weighted-average shares of common stock, which includes 4,307 potentially dilutive shares related to employee stock awards. GAAP to Non-GAAP net income (loss) per share is not reconciled due to the difference in the number of shares used to calculate basic and diluted weighted-average shares of common stock.

Reconciliation of GAAP to Non-GAAP Financial Measures
Nine Months Ended October 31, 2016

	GAAP	Stock-based compensation	Employer payroll tax on employee stock plans	Amortization of acquired intangible assets	Adjustments related to financing lease obligation		Non-GAAP
Cost of revenues	$132,790	(22,475)	$(600)	$(8,612)	$561		$101,664
Gross margin	79.4%	3.5%	0.1%	1.3%	(0.1)%		84.2%
Research and development	220,254	(102,303)	(1,966)	(193)	1,172		116,964
Sales and marketing	462,709	(118,354)	(2,529)	(412)	2,373		343,787
General and administrative	100,464	(42,115)	(1,333)	—	513		57,529
Operating income (loss)	(272,723)	285,247	6,428	9,217	(4,619)		23,550
Operating margin	(42.4)%	44.4%	1.0%	1.4%	(0.7)%		3.7%
Net income (loss)	$(280,984)	$285,247	$6,428	$9,217	$994	(2)	$20,902
Net income (loss) per share(1)	$(2.11)						$0.15
(1) GAAP net loss per share calculated based on 133,273 weighted-average shares of common stock. Non-GAAP net income per share calculated based on 136,690 diluted weighted-average shares of common stock, which includes 3,417 potentially dilutive shares related to employee stock awards. GAAP to Non-GAAP net income (loss) per share is not reconciled due to the difference in the number of shares used to calculate basic and diluted weighted-average shares of common stock.
(2) Includes $5.6 million of interest expense related to the financing lease obligation.

Reconciliation of GAAP to Non-GAAP Financial Measures
Nine Months Ended October 31, 2015

	GAAP	Stock-based compensation	Employer payroll tax on employee stock plans	Amortization of acquired intangible assets	Acquisition-related costs and income tax effects		Adjustments related to financing lease obligation	Non-GAAP
Cost of revenues	$78,716	$(18,578)	$(806)	$(5,379)	$—		$—	$53,953
Gross margin	82.4%	4.2%	0.2%	1.2%	—%		—%	88.0%
Research and development	149,192	(61,910)	(2,145)	(234)	—		—	84,903
Sales and marketing	343,906	(91,067)	(2,562)	(469)	—		—	249,808
General and administrative	85,489	(32,327)	(1,465)	—	(1,993)		(666)	49,038
Operating income (loss)	(208,892)	203,882	6,978	6,082	1,993		666	10,709
Operating margin	(46.6)%	45.5%	1.6%	1.4%	0.4%		0.1%	2.4%
Net income (loss)	$(199,449)	$203,882	$6,978	$6,082	$(8,931)	(2)	$666	$9,228
Net income (loss) per share(1)	$(1.58)							$0.07
(1) GAAP net loss per share calculated based on 126,534 weighted-average shares of common stock. Non-GAAP net income per share calculated based on 131,693 diluted weighted-average shares of common stock, which includes 5,159 potentially dilutive shares related to employee stock awards. GAAP to Non-GAAP net income (loss) per share is not reconciled due to the difference in the number of shares used to calculate basic and diluted weighted-average shares of common stock.
(2) Includes $10.9 million related to the partial release of the valuation allowance due to acquisition.

Splunk Inc. | www.splunk.com